Exhibit 10.6

                       NATIONAL SEMICONDUCTOR CORPORATION

                           DIRECTOR STOCK OPTION PLAN

                    (as amended effective September 24, 1999)
         (adjusted to reflect the 2-for-1 stock split paid May 13, 2004)


1. PURPOSE

     The purposes of the Director Stock Option Plan (the "Plan") of National Semiconductor Corporation (the "Corporation") are to promote the recruiting and retention of highly qualified individuals to serve in the capacity of non-employee members of the Board of Directors of the Corporation ("Directors") and to strengthen the commonality of interest between Directors and stockholders.


2. NON-QUALIFIED OPTIONS

     It is intended that options to purchase shares of the Corporation's $.50 par value common stock (the "Common Stock") granted under this Plan shall constitute non-qualified or non-statutory stock options, and not incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.


3. STOCK SUBJECT TO THE PLAN

     There will be reserved for issue upon the exercise of options granted under the Plan 2,000,000 shares of the Corporation's Common Stock, subject to adjustment as provided in Paragraph 7, which may be unissued shares, reacquired shares, or shares bought on the market. If any option which shall have been granted shall expire or terminate for any reason without having been exercised in full, the unpurchased shares shall again become available for the purposes of the Plan (unless the Plan shall have been terminated).


4. ADMINISTRATION

     The Plan shall be administered by the Board of Directors of the Corporation, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. Grants of options under the Plan and the amount and nature of the awards to be granted shall be automatic and non-discretionary in accordance with Paragraph 6.


5. ELIGIBILITY

     Options may be granted only to non-employee Directors.

6. TERMS OF OPTION AND OPTION AGREEMENTS

     Each option shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to all of the applicable following provisions:

     (a) The purchase price under each option granted shall be 100% of fair market value on the date of grant. The fair market value on the date of grant shall be the opening price of the Common Stock on the New York Stock Exchange on such date (or if there shall be no trading on such date, then on the first previous date on which there was such trading).

     (b) Options shall be granted automatically and without further action by the Board of Directors to all eligible Directors as follows: (i) on the date of the adoption of the Plan by the Corporation's stockholders, each eligible Director shall be granted an option to purchase 10,000 shares of Common Stock;
(ii) each person who becomes an eligible Director after the date of adoption of the Plan shall be granted an option to purchase 10,000 shares of Common Stock on the date of the appointment of such person to the Board of Directors; and (iii) each eligible Director shall be granted an additional option to purchase 10,000 shares of Common Stock on the date of each subsequent election of such person to the Board of Directors by the stockholders.

     (c) The term of the non-qualified stock options granted under this Plan shall be ten years and one day from the date the option was granted.

     (d) Options shall become fully exercisable six months after the date of grant.

     (e) An option may not be exercised to any extent, either by the person to whom it was granted, or by any person after his death, unless the person to whom the option was granted has remained as a Director of the Corporation for not less than six months from the date when the option was granted.

     (f) The Corporation, during the terms of options granted under the Plan, at all times will keep available the number of shares of stock required to satisfy such options.

     (g) The Corporation will seek to obtain from each regulatory commission or agency having jurisdiction such authority as may be required to issue and sell shares of stock to satisfy such options. Inability of the Corporation to obtain from any such regulatory commission or agency authority which counsel for the Corporation deems necessary for the lawful issuance and sale of its stock to satisfy such options shall relieve the Corporation from any liability for failure to issue and sell stock to satisfy such options pending the time when such authority is obtained or is obtainable.

     (h) Neither a person to whom an option is granted nor his legal representative, heir, legatee, or distributee, shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until he has exercised his option pursuant to the terms thereof.

     (i) An option shall not be transferable except by will or by the laws of descent and distribution, and during the lifetime of the person to whom the option is granted he alone may exercise it.

     (j) An option shall terminate and may not be exercised if the person to whom it is granted ceases to be a Director of the Corporation, except (subject nevertheless to the last sentence of this subparagraph (j)): (1) if his status as a Director is terminated for any reason other than (i) retirement, (ii) permanent disability, or (iii) death, he may exercise his option to the extent that he was entitled to exercise such option at the date of such termination at any time within a period of three (3) months following the date of such termination, or if he shall die within the period of three (3) months following the date of such termination without having exercised such option, his option may be exercised within a period of one year following his death by the person or persons to whom his rights under the option pass by will or by the laws of descent or distribution but only to the extent exercisable at the date of such termination; or (2) if his status as a Director is terminated by (i) retirement,
(ii) permanent disability, or (iii) death, his option may be exercised in accordance with its terms and conditions at any time within a period of five (5) years following the date of such termination by him, or in the event of his death, by the persons to whom his rights under the option shall pass by will or by the laws of descent or distribution. Nothing contained in this subparagraph
(j) is intended to extend the stated term of the option and in no event may an option be exercised by anyone after the expiration of its stated term.

     (k) Nothing in this Plan or in any option granted hereunder shall confer on any optionee any right to continue as a Director of the Corporation.

     (l) If an option agreement is not executed by the optionee and returned to the Corporation on or prior to ninety (90) days after the date the option is granted, such option shall terminate.

     (m) The following definitions shall apply for purposes of this Plan:

          (1) "retirement": termination as a Director after reaching age sixty-five (65) or after reaching age fifty-five (55) and the optionee's age plus years of service as a Director is sixty-five
               (65) or more;

          (2) "permanent disability": a permanent and total incapacity to perform any services as a Director.


7. ADJUSTMENT IN NUMBER OF SHARES AND IN OPTION PRICE

     In the event there is any change in the shares of the Corporation through the declaration of stock dividends or a stock split-up, or through recapitalization resulting in share split-ups, or combinations or exchanges of shares, or otherwise, the number of shares available for option, as well as the shares subject to any option and the option price thereof, shall be appropriately adjusted, provided that the number of shares subject to any option shall always be a whole number.

8. PAYMENT OF PURCHASE PRICE AND WITHHOLDING TAXES

     (a) The purchase price for all shares purchased pursuant to options exercised must be either paid in full in cash, or paid in full in Common Stock of the Corporation and valued at fair market value on the date of exercise or a combination of cash and Common Stock. Fair market value on the date of exercise is the opening price of the Common Stock on the New York Stock Exchange on such date, or if there shall be no trading on such date, then on the first previous date on which there was such trading.

     (b) All or part of required withholding taxes that may be due upon the exercise of an option, up to the highest marginal rates then in effect, may be paid by the withholding of shares otherwise issuable upon exercise of the option. Option shares withheld in payment of such taxes shall be valued at the fair market value of the Corporation's Common Stock on the date of exercise as defined herein.


9. AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN

     (a) The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law; provided, however, that the provisions of Paragraphs 5, 6(a), 6(b), 6(c), 6(d), 6(e) and 6(j) of the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, or the rules thereunder. The Board will seek stockholder approval of an amendment if determined to be required by or advisable under regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange on which the Corporation's stock is listed or other applicable law or regulation.

     (b) The Plan shall continue in effect unless sooner terminated. An option may not be granted while the Plan is suspended or after it is terminated.

     (c) Subject to the limitations of Paragraph 9, the rights and obligations under any options granted while the Plan is in effect shall not be altered or impaired by amendment, suspension or termination of the Plan, except with the consent of the person to whom the option was granted or to whom rights under an option shall have passed by will or by the laws of descent and distribution.


10. EFFECTIVE DATE

     The Plan shall become effective on June 26, 1997, subject to approval by the stockholders of the Corporation within twelve months after such date. No option shall be granted under the Plan until the Plan has been approved by the stockholders of the Corporation.